EXHIBIT 99.1

Allied Nevada Reports Positive Results from Ongoing Metallurgical
Testing on Sulphide Mineralization

RENO, NEVADA--(Marketwire - 01/27/10) - Allied Nevada Gold Corp. ("Allied Nevada" or the "Company")(TSX:ANV - News)(AMEX:ANV - News)is pleased to report positive results from metallurgical testing on seven new samples of sulphide mineralization taken from the Vortex zone at the Company’s wholly owned Hycroft mine located near Winnemucca, Nevada. Testing of the seven samples of sulphide material with average grades of 1.02 grams per tonne (“g/t”) gold and 43.87 g/t silver, further confirms previous test work (as reported in the April 13 and August 12, 2009 press releases), which indicated that sulphide mineralization is amenable to conventional flotation technology.

“These continued positive results are encouraging as we review the ultimate potential at Hycroft. We continue to make progress on our oxide expansion plans and optimization studies, and sulphide development is quickly becoming a key to the long-term growth profile at Hycroft,” comments Scott Caldwell, President & CEO.

Flotation test results on the seven new samples further confirm recovery rates of gold and silver averaging approximately 88% and 85%, respectively. Testing also indicated that a “clean” concentrate is achieved, with a sulphur content of approximately 25%. Previous aqua regia testing indicated flotation concentration is very amenable to pre-treatment options typically practiced within the industry, such as pressure oxidation. Clean concentrate can be beneficial to these pre-treatment options, if required, as it provides a fuel which aids the processing, potentially reducing operating costs.

In addition to the results discussed above, similar testing has began on 18 samples of sulphide material taken from other areas of the property to provide a better representative composite of the viability of sulphide mineralization at Hycroft. These tests are aimed at further confirming previous test work which indicated recovery of gold and silver in the high 80% range using a coarse grind with cleaner flotation results indicating an overall flotation concentration in excess of 20:1. Previous Standard Bond ball mill work index (BWi) testing established a BWi of 15.6 kWh/t, which can be considered to be of moderate hardness. Previous mineralogy tests indicates that key sulphides are pyrite and marcasite with the main silver minerals being pyrargyrite, comprised of pyrite, antimony and sulphur, occurring mainly as liberated grains.

The Hycroft property hosts a measured and indicated resource, inclusive of reserves, of 5.9 million ounces of gold (440.9 million tonnes grading 0.43 g/t gold1) and a measured and indicated resource of 117.5 million ounces of silver (104.6 million tonnes grading 36.12 g/t silver1). Sulphide mineralization

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1  For further information regarding the Company’s Mineral Reserves and Resources, please see the Hycroft Technical Report dated May 15, 2009, which can be accessed on our website at www.alliednevada.com and has been filed with Sedar at www.SEDAR.com.

represents approximately 33% of the total mineral inventory at Hycroft, with the remainder being mostly oxide and to a lesser extent oxide/sulphide mixed material.

Testing of oxide, sulphide and oxide/sulphide mixed material will continue on samples collected during the 2009 drilling campaign and results will be released as they become available.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding the results of exploration drilling and assay programs currently underway at Hycroft; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hycroft; results of evaluation of underlying sulphide mineralization at Hycroft; results of expansion scenarios and optimization studies on oxide material at Hycroft estimates of recovery rates; expectations regarding the life of the Hycroft mine; expectations regarding the amount of future gold and silver production from the Hycroft mine; the Company’s expectation regarding potential expansions at Hycroft; expectations regarding a crushing system and sulphide mill; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to Allied Nevada’s lack of operating history; risks that Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with Hycroft and other activities; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

CAUTIONARY NOTE TO U.S. READERS CONCERNING ESTIMATES OF MEASURED AND INDICATED RESOURCES

Information concerning mineral resources contained herein has been prepared in accordance with Canadian standards under applicable Canadian securities laws, and may not be comparable to similar information for United States companies. The terms “Mineral Resource”, “Measured Mineral Resource” and “Indicated Mineral Resource” used in this press release are Canadian mining terms as defined in accordance with NI 43-101 under guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) Standards on Mineral Resources and Mineral Reserves adopted by the CIM Council on December 11, 2005. While the terms “Mineral Resource”, “Measured Mineral Resource” and “Indicated Mineral Resource” are recognized and required by Canadian regulations, they are not defined terms under standards of the United States Securities and Exchange Commission. Under United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve calculation is made. As such, certain information contained in this press release concerning descriptions of mineralization and resources under Canadian standards is not comparable to similar information made public by United States companies subject to the reporting and disclosure requirements of the United States Securities and Exchange Commission.

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The technical contents of this news release have been reviewed and verified by Scott Wilson of Scott E. Wilson Mining, who is a Qualified Person as defined by National Instrument 43-101. Scott Wilson is an independent consultant for Allied Nevada and has reviewed the technical information contained in this news release.

Contact:

Contacts:

Allied Nevada Gold Corp.

Scott Caldwell

President & CEO

(775) 358-4455

Allied Nevada Gold Corp.

Tracey Thom

Vice President, Investor Relations

(416) 409-6007

www.alliednevada.com

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